UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2026

Tidewater Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 31, 2026 (the “Closing Date”), Tidewater Inc., a Delaware corporation (“Tidewater” or the “Company”), completed its acquisition (the “Transaction”) of all outstanding capital stock of Wilson, Sons Ultratug Participações S.A. (“WSUT”) and Atlantic Offshore Services S.A. (together with WSUT, the “Target Companies”). As a result of this Transaction, the Company acquired the assets owned by the Target Companies and their wholly owned subsidiaries, which include a fleet of 22 platform supply vessels.

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Sale and Purchase Agreement

As previously disclosed, on February 22, 2026, the Company entered into a Sale and Purchase Agreement (the “Original SPA”), by and among Wilson Sons S.A. (“Wilson Sons”), Ultranav International II, S.A. (“Ultranav”), Remolcadores Ultratug Limitada (“Remolcadores”, together with Wilson Sons and Ultranav, the “Sellers”), the Target Companies, the Company, and Pan Marine do Brasil Ltda., a company incorporated in Brazil and a wholly owned subsidiary of the Company, and Tidewater Marine International, Inc., a company incorporated in the Cayman Islands and a wholly owned subsidiary of the Company (collectively, the “Tidewater Purchasers”, together with the Company, the “Tidewater Parties”). On August 25, 2026, the Sellers, the Target Companies and the Tidewater Parties entered into an Amended and Restated Sale and Purchase Agreement (the “Amended & Restated SPA”), to: (a) allow for the consummation of the Transaction prior to the replacement of certain parent company guarantees in respect of the Target Companies’ BNDES Construction Loans (as defined below) (the “BNDES Parent Company Guarantees”); (b) provide for the covenant of the Tidewater Parties described under “Replacement of BNDES Parent Company Guarantees” below; (c) clarify the means by which certain parent company guarantors in respect of the BB Loan (as defined below) with Banco do Brasil S.A. (“BB”) will be released, as a condition to closing the Transaction; (d) allow for the parties to agree to complete the Transaction on August 31, 2026; and (e) amend certain other ancillary matters. The foregoing description of the Amended and Restated SPA and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the Amended and Restated SPA, which is filed as Exhibit 2.1 hereto, the terms of which are incorporated herein by reference.

Replacement of BNDES Parent Company Guarantees

In connection with and pursuant to the Amended and Restated SPA, as soon as reasonably practicable following the Closing Date but prior to December 31, 2026, the Tidewater Parties are required to use best endeavors to: (a) (i) replace the BNDES Parent Company Guarantees or (ii) repay in full the amounts outstanding of such certain loans contained therein; and (b) terminate the BNDES Parent Company Guarantees and fully release in writing each relevant Seller from any obligation and liability in respect thereof. To support and backstop the Company’s obligations to indemnify the relevant Sellers in respect to the replacement of the BNDES Parent Company Guarantees, the Company procured unsecured bank guarantees from DNB Bank ASA not to exceed the amount of USD $170,458,000 (the “Replacement LCs”) in effect prior to the Closing Date. In connection with the issuance of the Replacement LCs, Tidewater is required to maintain minimum liquidity (defined as unrestricted cash plus undrawn capacity under any of the Company’s revolving credit facilities) in an amount at least equal to 1.25x of the total outstanding amount of the Replacement LCs. For so long as each Replacement LC remains in full force and effect in accordance with its terms and conditions, the relevant Seller may make a written demand for payment in respect of the Tidewater Parties’ indemnification obligations in connection with replacing the BNDES Parent Company Guarantees, including for any steps taken in relation to an enforcement action by Banco Nacional de Desenvolvimento Econômico e Social (“BNDES”), subject to the terms and limitations set forth in the Amended and Restated SPA. The Replacement LCs serve to additionally support the covenant of the Tidewater Parties to replace such BNDES Parent Company Guarantees by December 31, 2026. The Replacement LCs will remain in effect until the earlier of December 31, 2026 and the date on which DNB Bank ASA receives a written notice from the Company and the Sellers requesting termination of the Replacement LCs. Pursuant to the Amended and Restated SPA, the Sellers are obligated to provide such written notice to DNB Bank ASA once the relevant BNDES Parent Company Guarantees are terminated and the Sellers are released from any obligation and liability in respect thereof.

Banco do Brasil Loan and Replacement of Parent Company Guarantee

The description of and the information set forth under Item 2.03 below is incorporated into this Item 1.01 by reference as if fully set forth under this item.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. On the Closing Date, pursuant to the terms and conditions of the Amended and Restated SPA, the Company completed the Transaction in exchange for consideration consisting of an aggregate purchase price of USD $500 million, on a debt free, cash free basis. The purchase price was subject to customary adjustments as set forth in the Amended and Restated SPA, including (without limitation) a reduction for the Target Companies’ Closing Date indebtedness (net of cash), capex, transaction costs and other transaction related expenses, and an increase by the excess of the Target Companies’ Closing Date working capital over a USD $30.1 million target. On the Closing Date, the Tidewater Parties paid approximately USD $283.1 million in cash and acquired the Target Companies subject to their existing debt totaling approximately USD $229.3 million, as provided by BNDES and BB. The purchase price remains subject to a customary post-closing adjustment as set forth in the Amended and Restated SPA. As previously announced, the Tidewater Purchasers incepted into certain warranty and indemnity insurance policies (collectively, the “W&I Insurance Policy”) in connection with the Transaction allowing for the Tidewater Purchasers to bring claims for losses arising out of breaches of the warranties and tax covenant, subject to the terms and limitations set forth in the Amended and Restated SPA. Following the closing of the Transaction, the W&I Insurance Policy will remain in effect for the duration of the policy terms contained therein.

The foregoing description of the Amended and Restated SPA and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the Amended and Restated SPA, which is filed as Exhibit 2.1 hereto, the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Banco do Brasil Loan and Replacement of Parent Company Guarantee

On the Closing Date, the Company replaced Remolcadores and its affiliate as the new guarantor of the existing loan (the “BB Loan”) from BB, as lender, to Magallanes Navegação Brasileira S.A., a wholly owned subsidiary of WSUT (“MNB”), as borrower. The guarantor replacement was made pursuant to the Fifth Amendment, dated August 18, 2026, to the Fixed Credit Facility No. 20/00502-4 between BB, MNB, the Company, WSUT, and Wilson Sons Offshore S.A., a wholly owned subsidiary of WSUT (“WSO”), which became effective as of the consummation of the Transaction upon satisfaction of the conditions specified therein.

The Fixed Credit Facility No. 20/00502-4 (the “BB Loan Agreement”), executed on December 18, 2008 and as subsequently amended, provides a secured loan with an interest rate of 3.10% per annum that matures on December 18, 2030. The principal of the BB Loan amortizes in equal monthly installments of approximately USD $0.4 million, and interest is payable monthly. As of the Closing Date, the BB Loan had an outstanding principal amount of approximately USD $22.5 million.

The BB Loan Agreement contains certain customary covenants and events of default. The covenants include, among others: (i) maintaining a ratio of EBITDA to debt service payments (comprised of principal amortizations and interest) at 1.1 : 1 or higher; (ii) maintaining an aggregate appraisal value of at least 130% of the outstanding loan balance for vessels serving as collateral; (iii) not changing the vessels’ primary activities without the lender’s consent; (iv) entering into contracts at market prices; (v) permitting vessel inspections by the lender; and (vi) complying with environmental law. BB has the right to declare all outstanding installments immediately due and payable if, among other things, MNB: (i) fails to timely pay any obligation; (ii) fails to pay any other debt exceeding BRL$500,000 within 30 days after notice; (iii) engages in bankruptcy proceedings; (iv) fails to make timely defense of legal or tax proceedings; (v) provides incomplete or falsified information to the lender; (vi) fails to disclose material information; (vii) defaults on another obligation exceeding BRL$500,000; (viii) commits fraud involving the collateral; (ix) fails to maintain insurance; (x) fails to supplement collateral when required; (xi) fails to make timely defense against any government assessments; or (xii) undergoes seizure, expropriation or nationalization of assets.

All obligations under the BB Loan Agreement are guaranteed by the Company and secured by a perfected security interest in four vessels owned by MNB. As of the Closing Date, as additional security for MNB’s obligations under the BB Loan Agreement, MNB delivered to BB a bank guarantee issued by Banco Bradesco S.A. in an amount equal to 20% of the outstanding balance.

The foregoing summary of the BB Loan Agreement is subject to, and qualified in its entirety by, the text of the BB Loan Agreement, a copy of which will be filed with the Company’s Quarterly Report for Form 10-Q for the quarter ended September 30, 2026.

BNDES Construction Loans

After the Closing Date, WSO will maintain the existing loan facilities under the Credit Facility Agreements Nos. 07.2.0417.1, 07.2.0418.1, 10.2.1621.1, 12.2.0433.1, and 12.2.0434.1 (collectively, the “BNDES Construction Loan Agreements” and such loans, the “BNDES Construction Loans”), entered into between 2007 and 2012 and as amended, by and between BNDES, as lender, WSO, as borrower, and the Sellers (or their affiliates), as guarantors. These loan facilities were originally created to fund the construction of the borrower’s vessels and have since remained outstanding after all the vessel construction has been completed.

Each BNDES Construction Loan Agreement provides for a secured loan facility with an interest rate between 2.64% and 3.43% per annum and a maturity date that varies between December 2026 and December 2035. The principal of the BNDES Construction Loans currently amortizes in aggregate monthly installments of approximately USD $2.3 million (subject to reduction as individual loans mature), and interest is payable monthly. As of the Closing Date, the BNDES Construction Loans had an aggregate outstanding principal amount of approximately USD $170.1 million.

The BNDES Construction Loan Agreements contain certain customary covenants, including that WSO must comply with the “Provisions Applicable to BNDES Contracts” (Disposições Aplicáveis aos Contratos do BNDES, Resoluçăo 665/87). Among its other obligations (with variations among the loan agreements), WSO must: (i) utilize the loan proceeds within a set period; (ii) grant BNDES certain rights under the insurance policies for the collateral vessels; (iii) comply with the laws applicable to persons with disabilities; (iv) offer a training program in the event of workforce reductions; (v) adopt environmental protection, occupational safety, and occupational health measures; (vi) comply with environmental laws; (vii) demonstrate a domestic content percentage of at least 60% and engage an audit service to verify local content; and (viii) notify BNDES if any person holding a paid position at the borrower or any of its owners, controlling shareholders or directors is elected or sworn in as a member of the National Congress.

Under the BNDES Construction Loan Agreements (with variations), BNDES has the right to declare all outstanding loan balances immediately due and payable if, among other things: (i) any provision is included in the borrower’s or its controlling entities’ organizational documents that restricts the borrower’s growth, access to new markets, or ability to pay its financial obligations under the BNDES Construction Loans; (ii) the borrower fails to offer a training program in the event of workforce reductions; (iii) a final and non-appealable judgment holds the borrower liable for certain labor or environmental violations; (iv) the borrower or the guarantor breaches any of its obligations under the BNDES Construction Loans; (v) the borrower undergoes a change in control without the lender’s consent; (vi) any judicial proceeding or other event occurs that may affect the guarantee in favor of BNDES; (vii) the borrower uses the loan proceeds for unallowed purposes; or (viii) any person holding a paid position at the borrower or any of its owners, controlling shareholders or directors is elected or sworn in as a member of National Congress.

The obligations under the BNDES Construction Loan Agreements are secured by a perfected security interest in eleven vessels owned by WSO. The vessels serving as collateral must maintain an aggregate appraisal value equal to at least 110% of the outstanding loan balance for Credit Facility Agreements Nos. 07.2.0417.1, 07.2.0418.1, 12.2.0433.1, and 12.2.0434.1 and 130% of the outstanding loan balance for Credit Facility Agreement No. 10.2.1621.1 (such ratio, the “collateral coverage ratio”). The guarantees provided by the Sellers (or their affiliates) will remain in place after the Closing Date. It is expected that the Company will replace the Sellers (or their affiliates) as the new guarantor upon finalizing the terms of the Company’s guarantee and the supporting documentation. Upon the Company becoming the new guarantor and the satisfaction of certain other conditions, the BNDES Construction Loan Agreements will be amended to, among other things, raise the interest rates to 3.21% for Credit Facility Agreements Nos. 07.2.0417.1, 07.2.0418.1, 12.2.0433.1, and 12.2.0434.1 and 3.77% for Credit Facility Agreement No. 10.2.1621.1, as well as increase the collateral coverage ratio for all BNDES Construction Loans to 130%.

The foregoing summary of the BNDES Construction Loans is subject to, and qualified in its entirety by, the text of the BNDES Construction Loan Agreements, a copy of which will be filed with the Company’s Quarterly Report for Form 10-Q for the quarter ended September 30, 2026.

BNDES Conversion & Drydock Loans

After the Closing Date, WSO and MNB will maintain the existing loan facilities under the Credit Facility Agreements Nos. 22.9.0071.1, 22.9.0087.1, 23.9.0103.1, 24.9.0195.1 and 26.9.0068.1 (collectively, the “BNDES C&D Loan Agreements” and such loans, the “BNDES C&D Loans”), entered into between December 2022 and July 2026 and as amended, by and between BNDES, as lender, and WSO or MNB, as applicable, as borrower. These loan facilities were created to finance the engine overhaul, drydocking, modernization and conversion of the borrowers’ vessels.

Each BNDES C&D Loan Agreement provides for a loan facility with an interest rate of 3% (or, in the case of Credit Facility Agreement No. 26.9.0068.1, a rate of 2.4%) per annum. Maturity dates vary across the facilities: Credit Facility Agreement Nos. 22.9.0071.1 and 22.9.0087.1 mature between December 2028 and December 2030; Credit Facility Agreement No. 23.9.0103.1 matures between February 2027 and February 2031; and Credit Facility Agreement No. 24.9.0195.1 matures between January 2028 and January 2035. The principal of the foregoing facilities currently amortizes in aggregate monthly installments of approximately USD $1.8 million (subject to adjustment as individual loans mature or additional disbursements are made), and interest is payable monthly. Credit Facility Agreement No. 26.9.0068.1 was entered into in July 2026 for a total amount of approximately USD $26.8 million, with the initial disbursement scheduled for October 2026 and maturity dates between July 2032 and July 2035. As of the Closing Date, the BNDES C&D Loans had an aggregate outstanding principal amount of approximately USD $36.7 million.

The BNDES C&D Loan Agreements contain certain customary covenants, including that the borrower must comply with the “Provisions Applicable to BNDES Contracts” (Disposições Aplicáveis aos Contratos do BNDES, Resoluçăo 665/87). Among its other obligations (with variations among the loan agreements), the borrower must: (i) complete the projects within a set period; (ii) comply with certain environmental obligations related to the projects and notify BNDES of environmental damages that may compromise the projects; (iii) notify BNDES of certain lawsuits and proceedings involving the borrower, its affiliates, employees, agents or representatives, or suppliers essential to the projects; (iv) deliver audited annual financial statements; (v) not incur indebtedness (subject to exceptions); (vi) not sell or encumber assets (subject to exceptions); (vii) not carry out any change in control; (viii) notify BNDES if any person holding a paid position at the borrower or any of its owners, controlling shareholders or directors is elected or sworn in as a member of the National Congress; and (ix) not use the loan proceeds in any country or territory in violation of sanctions.

Under the BNDES C&D Loan Agreements (with variations), BNDES has the right to declare all outstanding loan balances immediately due and payable if, among other things: (i) a final and non-appealable judgment holds the borrower liable for certain labor or environmental violations; (ii) any of the borrower’s representations is inaccurate; (iii) the borrower engages in bankruptcy proceedings; (iv) the borrower breaches its obligations relating to the guarantees; (v) the borrower commits any anti-bribery, anti-terrorism, anti-money laundering, or certain other laws; (vi) any provision is included in the borrower’s or its controlling entities’ organizational documents that restricts the borrower’s growth, access to new markets, or ability to pay its financial obligations under the BNDES C&D Loans; (vii) the borrower uses the loan proceeds for unallowed purposes; or (viii) any person holding a paid position at the borrower or any of its owners, controlling shareholders or directors is elected or sworn in as a member of the National Congress.

The obligations under the BNDES C&D Loan Agreements are secured by bank guarantees provided by various banks.

The foregoing summary of the BNDES C&D Loans is subject to, and qualified in its entirety by, the text of the BNDES C&D Loan Agreements, a copy of which will be filed with the Company’s Quarterly Report for Form 10-Q for the quarter ended September 30, 2026.

Item 7.01	Regulation FD Disclosure.

On August 31, 2026, the Company issued a press release announcing the completion of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth under this item.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by us under the Exchange Act or Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Disclaimer Regarding Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this communication are forward-looking statements that reflect its current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, statements about the Company’s replacement as the guarantor for the BNDES Construction Loans, the expected benefits of the Transaction and the Company’s ability to integrate the Target Companies’ operations and business successfully. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. These risks and uncertainties include, without limitation: potential adverse reactions or changes to business relationships resulting from the completion of the Transaction; the effects of disruption to our business; the effects of industry, market, economic, political or regulatory conditions outside of our control; transaction costs; our ability to achieve the benefits from the Transaction, including the anticipated cash flow generation and customer relationships; our ability to promptly, efficiently and effectively integrate the vessels into our own operations; unknown liabilities; and the diversion of management time on integration-related issues. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include: fluctuations in worldwide energy demand and oil and gas prices; fleet additions by competitors and industry overcapacity; limited capital resources available to replenish our asset base as needed, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers based on industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; the impact of regional or global public health crises or pandemics; the impact of potential information technology, cybersecurity or data security breaches; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; natural disasters or significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; increased global concern, regulation and scrutiny regarding climate change; increased stockholder activism; the potential liability for remedial actions or assessments under existing or future environmental regulations or litigation; the effects of asserted and unasserted claims and the extent of available insurance coverage; the resolution of pending legal proceedings; and other risks and uncertainties detailed in our most recent Form 10-K, Form 10-Qs and Form 8-Ks filed with or furnished to the Securities and Exchange Commission. If one or more of these or other risks or uncertainties materialize (or the consequences of any such development changes), or should our underlying assumptions prove incorrect, actual results or outcomes may vary materially from those reflected in our forward-looking statements. Statements in this communication are made as of the date hereof, and the Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01         Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(b)         Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Current Report is required to be filed.

(c)         Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
2.1	Amended and Restated Agreement for the Sale and Purchase of Wilson, Sons Ultratug Participações S.A. and Atlantic Offshore Services S.A., dated as of August 25, 2026, by and among Wilson Sons S.A., Ultranav International II, S.A., Remolcadores Ultratug Limitada, Wilson, Sons Ultratug Participações S.A., Atlantic Offshore Services S.A., Pan Marine do Brasil Ltda., Tidewater Marine International, Inc. and Tidewater Inc.
99.1	Press Release announcing the completion of the Transaction, dated August 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.
Dated: August 31, 2026

	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, Chief Legal Officer and Corporate Secretary